Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aspect Communications Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gary E. Barnett, President and Chief Executive Officer of the Company and Gary A. Wetsel, Executive Vice President, Finance, Chief Financial Officer and Chief Administrative Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gary E. Barnett	/s/ Gary A. Wetsel

Gary E. Barnett	Gary A. Wetsel
President and Chief Executive Officer	Executive Vice President, Finance,
May 7, 2004	Chief Financial Officer and Chief
Administrative Officer
May 7, 2004